Exhibit 99.1

NEWS RELEASE
Media Contact: Lilly Ackley, ackleyl@magellanhealth.com, (860) 507-1923
Investor Contact: Joe Bogdan, jbogdan@magellanhealth.com, (860) 507-1910

MAGELLAN HEALTH ANNOUNCES AGREEMENT WITH STARBOARD

Four New Independent Directors to Join Magellan Health Board

Starboard Agrees to Support All Magellan Health Nominees at 2019 Annual Meeting

SCOTTSDALE, Ariz. – March 29, 2019 – Magellan Health, Inc. (NASDAQ: MGLN) today announced that it has entered into an agreement with Starboard Value LP (together with certain of its affiliates, “Starboard”), which owns approximately 9.8% of the Company’s outstanding common stock.

Under the terms of the agreement, four new independent directors will join the Magellan Health Board of Directors effective immediately: Peter Feld, Managing Member and Head of Research of Starboard; Leslie Norwalk, Strategic Counsel to Epstein Becker Green and former Acting Administrator for the Centers for Medicare & Medicaid Services (CMS); Guy Sansone, Managing Director at Alvarez & Marsal; and Steven Shulman, former Chairman and CEO of Magellan Health. The four new independent directors will be included in the Company’s slate of directors standing for election at the 2019 Annual Meeting. Following the 2019 Annual Meeting, the Magellan Health Board will be comprised of 10 directors, including the four new independent directors. In addition, the Magellan Board will form a Strategic Committee of independent directors including: Michael Diament; Peter Feld, who will chair the Strategic Committee; Scott Mackenzie; and Steven Shulman.

Starboard has agreed to withdraw its slate of alternate nominees and vote its shares in favor of all of the Magellan Health Board’s director nominees and, subject to certain conditions, vote in accordance with the Board’s recommendations on all other proposals at the 2019 Annual Meeting. Starboard also has agreed to abide by certain standstill provisions through the earlier of 15 business days prior to the deadline for the submission of shareholder nominations for the Company’s 2020 Annual Meeting and 90 days prior to the first anniversary of the 2019 Annual Meeting. The complete agreement between Magellan and Starboard will be filed on a Form 8-K with the U.S. Securities and Exchange Commission.

“We are pleased to welcome Peter, Leslie, Guy and Steven to the Magellan Board,” said Barry M. Smith, Chairman and Chief Executive Officer of Magellan Health. “With our transformation into a more diversified healthcare company, we have worked to evolve the Board’s composition. Collectively, these four new directors bring financial, operational, technology and healthcare experience that we believe complement our existing Board and will be beneficial to our business and the actions underway to improve margins and support our growth. I look forward to working with our new directors and benefitting from their perspectives and contributions.”

Peter Feld, Managing Member of Starboard, said, “We are pleased to have worked constructively with the Magellan Board and management team to reach this agreement to strengthen the Board with new independent directors and to create a new Strategic Committee of the Board. We invested in Magellan because we see significant operational and strategic opportunities for value creation. I look forward to serving on the Board, and as Chair of the Strategic Committee, and am confident that the additional insights and expertise of the four new directors will further advance our common goal of enhancing shareholder value.”

About Peter A. Feld

Peter Feld has been a Managing Member and the Head of Research of Starboard Value LP, a New York-based investment adviser with a focused and fundamental approach to investing primarily in publicly traded U.S. companies, since 2011.  Prior to joining Starboard, Mr. Feld served as a Managing Director of Ramius LLC and a Portfolio Manager of Ramius Value and Opportunity Master Fund Ltd. from November 2008 to April 2011.  He currently serves as a director of Symantec Corporation, a cybersecurity software and services company, since September 2018.  During the past five years, Mr. Feld served as a director of Marvell Technology Group Ltd., The Brink’s Company, Insperity, Inc., Darden Restaurants, Inc., Tessera Technologies, Inc. (n/k/a Xperi Corporation), and Integrated Device Technology, Inc.

About Leslie V. Norwalk, Esq.

Leslie Norwalk has served as Strategic Counsel to Epstein Becker Green, P.C., a law firm with a focus on healthcare and life science, and two healthcare consulting agencies, EBG Advisors, Inc. and National Health Advisors, since September 2007. Additionally, since 2008, Ms. Norwalk has served as an advisor to three private equity firms including, Warburg Pincus, LLC, Peloton Equity, LLC and Enhanced Equity Fund, L.P.  From 2001 to 2007, Ms. Norwalk served the George W. Bush Administration in the Centers for Medicare & Medicaid Services (CMS), most recently as the Acting Administrator, where she managed the operations of federal health care programs, and prior to that, as the agency's Deputy Administrator and the Counselor to the Administrator.  Prior to that, Ms. Norwalk practiced law with Epstein Becker & Green, P.C. She also previously served in the George H.W. Bush Administration in the White House Office of Presidential Personnel and the Office of the U.S. Trade Representative. Currently, Ms. Norwalk serves on the boards of Providence Service Corporation, a social services corporation, since November 2015, Endologix, Inc., a developer and marketer of innovative treatments for aortic disorders, since May 2015 and NuVasive, Inc., a medical device company, since May 2014. Previously, she served as a director of Volcano Corporation and Press Ganey Associates, Inc. Ms. Norwalk has also served on over a dozen private company health care boards.

About Guy P. Sansone

Guy Sansone is a Managing Director at Alvarez & Marsal in New York, a financial advisory and consulting firm notable for its work in turnaround management and performance improvement of a number of large, high-profile businesses across the globe, where he serves as Chairman of the firm's Healthcare Industry Group, which he founded in 2004. Mr. Sansone has also served on the boards of HealthPRO Heritage, a leading national provider of therapy management and consulting services, since September 2015 and Pager, Inc., a mobile healthcare technology company, since March 2017.  He previously served as a director of Civitas Solutions, Inc. from 2009 until its acquisition by Celtic Intermediate Corp. in March 2019. From November 2014 through December 2016, Mr. Sansone served as the interim Chief Executive Officer of the Visiting Nurse

Service of New York (VNSNY), the largest post-acute home-based services provider in New York State. Prior to VNSNY, he served as a Senior Advisor to the board of directors of Health Management Associates, Inc., as Interim President of LifeCell Corporation, and as the Chief Restructuring Officer for Erickson Retirement Communities (n/k/a Erickson Living).  Prior to that, Mr. Sansone was the Chief Implementation Officer to the Saint Barnabas Health Care System (n/k/a Saint Barnabas Medical Center, an affiliate of RWJBarnabas Health), a Senior Consultant at Sunrise Senior Living, the Chief Executive Officer and Chief Restructuring Officer at Saint Vincent Catholic Medical Centers in New York, and the interim Chief Financial Officer of HealthSouth Corporation (n/k/a Encompass Health Corporation). Mr. Sansone also previously served as a director of Rotech Healthcare, Inc., where he served as President and co-Chief Executive Officer on an interim basis.

About Steven J. Shulman

Steven Shulman has served as the Managing Partner at Shulman Family Ventures, Inc. (Shulman Ventures), a healthcare private equity firm, since 2008. He previously served as an Operating Partner at Water Street Healthcare Partners, LLC from 2008 until March 2015 and Tower Three Partners LLC from 2008 until December 2013.  Prior to that, Mr. Shulman served as Chairman and Chief Executive Officer of Magellan Health Services, Inc. (n/k/a Magellan Health, Inc.) from 2002 to 2008, where he spearheaded its turnaround and restructuring following bankruptcy.  He also previously served as Chairman and Chief Executive Officer of Internet Healthcare Group, LLC and as Chairman, President and Chief Executive Officer of Prudential Healthcare, Inc. Prior to that, Mr. Shulman served in senior executive positions at Value Health, Inc., a specialty managed care company he founded and took public, including as a Director and as President of the Pharmacy and Disease Management Group. He also previously held senior executive positions at each of Cigna Corporation, including as President of the East Central Division, and Kaiser Permanente, an integrated managed care company, including as Director, Medical Economics. Mr. Shulman currently serves as Chairman of both Quartet Health, Inc., a healthcare technology company which connects primary care and mental health providers, since March 2014 and CareCentrix, Inc., a post-acute managed care company, since 2008. He also serves as a director of several other privately-held companies, including VillageMD, Facet, HealthMap, and Pager, Inc.  Previously, Mr. Shulman served as Chairman of the board of directors of both R1 RCM Inc. and Health Management Associates, Inc.

About Magellan Health

Magellan Health, Inc. is a leader in managing the fastest growing, most complex areas of health, including special populations, complete pharmacy benefits and other specialty areas of healthcare. Magellan supports innovative ways of accessing better health through technology, while remaining focused on the critical personal relationships that are necessary to achieve a healthy, vibrant life. Magellan's customers include health plans and other managed care organizations, employers, labor unions, various military and governmental agencies and third-party administrators. For more information, visit MagellanHealth.com.

About Starboard

Starboard Value LP is a New York-based investment adviser with a focused and differentiated fundamental approach to investing primarily in publicly traded U.S. companies. Starboard invests in deeply undervalued companies and actively engages with management teams and boards of directors to identify and execute on opportunities to unlock value for the benefit of all shareholders.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of the Securities Exchange Act of 1934 and the Securities Act of 1933, as amended, which involve a number of risks and uncertainties, many of which are out of our control. All statements, other than statements of historical information provided herein, may be deemed to be forward-looking statements including, without limitation, statements regarding the composition and qualifications of the Company’s Board of Directors. These statements are based on management’s analysis, judgment, belief and expectation only as of the date hereof, and are subject to uncertainty and changes in circumstances. Without limiting the foregoing, the words “believes,” “anticipates,” “plans,” “expects,” “may,” “should,” “could,” “estimate,” “intend” and other similar expressions are intended to identify forward-looking statements. Actual results could differ materially due to, among other things, the possible election of certain of the Company’s customers to manage the healthcare services of their members directly; changes in rates paid to and/or by the Company by customers and/or providers; higher utilization of healthcare services by the Company’s risk members; delays, higher costs or inability to implement new business or other Company initiatives; the impact of changes in the contracting model for Medicaid contracts; termination or non-renewal of customer contracts; the impact of new or amended laws or regulations; governmental inquiries; litigation; competition; operational issues; healthcare reform; and general business conditions. Additional factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the “Risk Factors” section included within the Company’s Annual Report on Form 10-K for the year ended December 31, 2018, filed with the Securities and Exchange Commission on February 28, 2019. Readers are cautioned not to place undue reliance on these forward-looking statements. The Company undertakes no obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this release.